UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

September 29, 2005

BOSTON CAPITAL REAL ESTATE INVESTMENT TRUST, INC.

(Exact name of registrant as specified in its charter)

Maryland	0001260793	56-2356626
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification No.)

c/o Boston Capital Corporation

One Boston Place, Suite 2100

Boston, MA 02108-4406

(Address of principal executive offices) (Zip code)

Registrant’s telephone number, including area code: (617) 624-8900

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.01  Changes in Registrant’s Certifying Accountant.

On September 29, 2005, Boston Capital Real Estate Investment Trust, Inc. (the “Company”) dismissed Reznick Group, P.C. (“RG”) as the Company’s independent principal accountants.  This action was approved by the Audit Committee of the Company’s Board of Directors.  The Audit Committee is in discussion with a nationally recognized public accounting firm to serve as the Company’s registered public accounting firm.  Once this process is complete and such accounting firm has been engaged, the Company will file a Current Report on Form 8-K pursuant to Item 4.01(b) announcing the engagement.

At no time during the past two years and subsequent interim periods through September 29, 2005 did any report by RG on the financial statements contain an adverse opinion or a disclaimer of opinion; nor was any such report qualified or modified as to uncertainty, audit scope or accounting principles.  Also, at no time did the Company have any disagreements with RG on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreement, if not resolved to the satisfaction of RG, would have caused RG to make reference to the subject matter of the disagreement in connection with its reports and there were no “reportable events” as defined in Item 304(a)(1)(v) of Regulation S-K under the Securities Exchange Act of 1934, as amended.

RG has been provided with a copy of this disclosure and has furnished a letter addressed to the Securities and Exchange Commission stating that they have found no basis for disagreement with the above statements. A copy of RG’s letter to the Securities and Exchange Commission is filed as Exhibit 16.1 to this Form 8-K.

Item 9.01                                             Financial Statements and Exhibits.

(d)                                 Exhibits.

16.1                           Letter from Reznick Group, P.C., dated October 3, 2005.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Boston Capital Real Estate Investment Trust, Inc.

Date: October 5, 2005	By:	/s/ Marc N. Teal
Marc N. Teal
Chief Financial Officer

EXHIBIT INDEX

Exhibit
No.	Description
16.1	Letter from Reznick Group, P.C., dated October 3, 2005.